EXHIBIT 10.16.24

LEAP WIRELESS INTERNATIONAL, INC.
2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK UNIT PLAN

LEAP WIRELESS INTERNATIONAL, INC. DEFERRED STOCK UNIT AWARD GRANT NOTICE AND DEFERRED STOCK UNIT AWARD AGREEMENT
Leap Wireless International, Inc., a Delaware corporation (the “Company”), pursuant to its 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “Plan”), hereby grants to the individual listed below (“Holder”), an award of deferred stock units (“Units”) with respect to the number of shares of the Company's common stock (the “Shares”) indicated below, which Units shall be eligible for vesting based on Holder's continued service with the Company, as set forth on Exhibit B attached hereto. The Units are Deferred Stock Units pursuant to the terms of the Plan. This award of Units (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Deferred Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan or the Agreement shall have the same defined meanings in this Deferred Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.
Holder:            ___________________________________
Grant No.:        ___________________________________
Grant Date:        ___________________________________
Number of Units:    ___________________________________
Distribution Schedule:    Subject to the terms of the Agreement, the Units shall be settled as they vest pursuant to the Vesting Schedule.
Vesting Schedule:    Subject to the terms of the Agreement, the Award shall vest on the dates and in the percentages set forth on Exhibit B attached hereto.
By Holder's signature below, or by Holder's submitting his or her electronic acceptance of the Award subject to this Grant Notice using the website of the Company's designated brokerage firm, Holder agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Holder agrees to access copies of the Plan and the prospectus governing the Plan (the “Plan Documents”) on the Company's intranet or on the website of the Company's designated brokerage firm. Paper copies are also available upon request to the Secretary of the Company at the Company's corporate offices.
Holder has reviewed this Grant Notice, the Agreement and the Plan Documents in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice or accepting the Award subject hereto and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Holder agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Agreement.
HOLDER
By:            ___________________________________
Print Name:        ___________________________________
Address:        ___________________________________

EXHIBIT A
TO DEFERRED STOCK UNIT AWARD GRANT NOTICE
DEFERRED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Holder the right to receive a number of Units set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
ARTICLE I.
AWARD OF DEFERRED STOCK UNITS
1.1    Award of Deferred Stock Units.
(a)    Award. Effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), and upon the terms and conditions set forth in the Plan and this Agreement, the Company irrevocably grants to Holder the right to receive a number of Units set forth in the Grant Notice, in consideration of Holder's employment with or service to the Company or its Subsidiaries on or before the Grant Date, for which the Administrator has determined Holder has not been fully compensated, and the Administrator has determined that the benefit received by the Company as a result of such employment or service has a value that exceeds the aggregate par value of the Shares issuable pursuant to the Units, which Shares, when and if issued in accordance with the terms hereof, shall be fully paid and nonassessable. Prior to actual issuance of any Shares, the Units and the Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)    Vesting. The Units subject to the Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the Units have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Holder will have no right to any distribution with respect to such Units. Except as set forth in Exhibit B to the Grant Notice, in the event of Holder's Termination of Employment prior to the vesting of all of the Units, any unvested Units will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.
(c)    Distribution of Shares/Payment of Cash.
(i)    Subject to the terms and conditions of the Plan, the Company shall, as soon as practicable after the applicable Vesting Date (as defined in Exhibit B hereto), either:
A.    deliver to Holder a number of Shares equal to the aggregate number of Units that became vested on the applicable Vesting Date;
B.    make a cash payment to Holder equal to the Fair Market Value of a Share on the applicable Vesting Date multiplied by the number of Units that became vested on such Vesting Date; or
C.    use any combination of (A) or (B) above, in the sole discretion of the Company.
To the extent that the Company is delivering Shares in settlement of outstanding Units, the Company shall only make distributions in the form of whole Shares (rounded down to the next whole share).
(ii)    Neither the time nor form of distribution of Shares or cash with respect to the Units may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”).

(d)    Generally. Shares issued pursuant to the Award, if any, shall be issued to Holder or Holder's beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Holder in the books and records of the Company's transfer agent with appropriate notations regarding any restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form.
1.2    Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)    The Company has the authority to deduct or withhold, or require Holder to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including any FICA obligation) required by law to be withheld with respect to any taxable event arising from the vesting of the Units or Holder's receipt of the Shares and/or cash, as applicable, upon settlement of the Units. The Company may permit, but shall not be obligated to allow, Holder to make such payment in one or more of the forms specified below:
(i)     by cash or check made payable to the Company;
(ii)     by the deduction of such amount from other compensation payable to Holder;
(iii)     by requesting that the Company withhold a net number of vested Shares otherwise issuable (including through providing sale instructions to a brokerage firm in a manner consistent with Section 1.2(c) below) pursuant to the Units having a then-current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (the “Withholding Amount”);
(iv)     by requesting that the Company withhold an amount of cash, in the event that the Units are settled in cash, not exceeding the Withholding Amount;
(v)     by tendering a number of vested Shares (including through providing sale instructions to a brokerage firm in a manner consistent with Section 1.2(c) below) having a then-current Fair Market Value not exceeding the Withholding Amount; or
(vi)     any combination of the foregoing.
(b)     In the event Holder fails to provide timely payment of all sums required pursuant to Section 1.2(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Holder to satisfy all or any portion of Holder's required payment obligation pursuant to Section 1.2(a)(ii), Section 1.2(a)(iii) or Section 1.2(a)(iv) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the Units to Holder or his or her legal representative unless and until Holder or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Holder resulting from the vesting of the Units, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Units.
(c)    In the event Holder's tax withholding obligation will be satisfied under Section 1.2(a)(iii) or Section 1.2(a)(v) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Holder's behalf a whole number of Shares as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy Holder's tax withholding obligation. Holder's acceptance of this Award constitutes Holder's instruction and authorization to the Company and such brokerage firm to complete the transactions described above, including the transactions described in the previous sentence, as applicable. Any Shares to be sold at the Company's direction through a broker-assisted sale will be sold on the day the tax withholding obligation arises (i.e., the date Shares are delivered) or as soon thereafter as practicable. The Shares may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. Holder will be responsible for all broker's fees and other costs of sale, and Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Holder's tax withholding obligation, the Company agrees to pay such excess in cash to Holder as soon as practicable. Holder acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price and that the proceeds of any such sale may not be sufficient to satisfy Holder's tax withholding obligation. The Company may refuse to issue any Shares in settlement of the Award to Holder until the foregoing tax withholding obligations are satisfied.
1.3    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares issuable upon the vesting of the Units prior to the fulfillment of all of the conditions set forth in Section 6.3 of the Plan.
ARTICLE II.
RESTRICTIONS
2.1    Award and Interests Not Transferable. The Units awarded hereunder shall not be liable for the debts, contracts or engagements of Holder or his or her successors in interest or be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
2.2    Rights as Stockholder. Neither Holder nor any person claiming under or through Holder shall have any of the rights or privileges of a stockholder of the Company as a result of the issuance of the Units or in respect of any Shares issuable hereunder, to the extent any are issued, unless and until certificates representing such Shares (which may be in uncertificated form) have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Holder (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Holder shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.
ARTICLE III.
OTHER PROVISIONS
3.1    No Employment Rights. If Holder is an Employee, nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or any Subsidiary and Holder.
3.2    Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and any Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.3    Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed or acknowledged by Holder and by a duly authorized representative of the Company.
3.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company (or, if sent by email, to the then-current email address for the Secretary of the Company), and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder's signature on the Grant Notice or to the most recent address for Holder in the Company's personnel records (or, if sent by email, to the most recent email address for Holder in the Company's personnel records). By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail

(return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
3.6    Section 409A.
(a)    Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.
(b)    This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares and/or cash, as applicable, issuable or payable pursuant to the Units hereunder shall be distributed to Holder no later than the later of: (i) the fifteenth (15th) day of the third month following Holder's first taxable year in which such Units are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such Units are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder. If any of the conditions to the issuance of any Shares issuable upon the vesting of the Units under Section 2.3 above that are within the control of Holder have not been satisfied prior to the date set forth in the preceding sentence, the Units will terminate automatically and without any further action by the Company and be forfeited without further notice and at no cost to the Company.
3.7    Tax Representations. Holder has reviewed with Holder's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
3.8    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.9    Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

EXHIBIT B
TO DEFERRED STOCK UNIT AWARD GRANT NOTICE
VESTING PROVISIONS
Capitalized terms used in this Exhibit B and not defined below shall have the meanings given them in the Agreement to which this Exhibit B is attached.
1.    Vesting of Units. The Units shall vest, subject to continued employment with the Company, according to the following schedule (each date vesting occurs shall be referenced herein as a “Vesting Date”):
(a)    25% of the Units vest on the second anniversary of the Grant Date;
(b)    an additional 25% of the Units vest on the third anniversary of the Grant Date; and
(c)    an additional 50% of the Units vest on the fourth anniversary of the Grant Date.
Except as otherwise provided in Section 2 of this Exhibit B, the unvested Units shall be entirely forfeited by Holder if Holder's employment with the Company terminates for any reason prior to the applicable Vesting Date.
2.    Change in Control Accelerated Vesting.
(a)    Termination of Employment in the Event of a Change in Control. In the event of a Change in Control, if Holder has a Termination of Employment by reason of discharge by the Company other than for Cause (as defined below), or by reason of resignation by Holder for Good Reason (as defined below), during the period commencing ninety (90) days prior to such Change in Control and ending twelve (12) months after such Change in Control, then all remaining unvested Units shall vest upon such Termination of Employment (or, if later, immediately prior to the date of the occurrence of such Change in Control).
(b)    Definitions of Cause and Good Reason. For purposes of this Exhibit B, the terms “Cause” and “Good Reason” shall have the meanings given to such terms in Holder's employment or severance agreement with the Company in effect on the Grant Date and if Holder does not have an employment or severance agreement or Holder's employment or severance agreement does not include definitions of “Cause” and “Good Reason”, the terms shall be defined for purposes of this Exhibit B as follows:
(i)    “Cause” shall mean termination of Holder's employment by the Company (or any Parent or Subsidiary or any successor thereof) for any one or more of the following occurrences: (A) Holder's material breach of any provision of the Employee Confidentiality and Invention Assignment Agreement or any other agreement between Holder and the Company (or any Parent or Subsidiary or any successor thereof), after a written notice from the Company is delivered to Holder describing Holder's breach and Holder is afforded a period of at least thirty (30) days to correct the breach and fails to do so within such period; (B) Holder's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for (i) any felony, or (ii) other illegal conduct (other than minor traffic violations) that is likely to inflict or has inflicted material injury on the business of the Company (or any Parent or Subsidiary or any successor thereof); (C) Holder's commission of an act of fraud, embezzlement or dishonesty, whether prior to or subsequent to the date hereof upon the Company (or any Parent or Subsidiary or any successor thereof); (D) Holder's willful neglect of or willful failure to substantially perform (i) Holder's duties with the Company (or any Parent or Subsidiary or any successor thereof) or (ii) the lawful and reasonable directions of the Board of Directors of the Company (or any Parent or Subsidiary or any successor thereof which employs Holder or for which Holder serves as an officer) or of the individual to whom Holder reports (other than any such neglect or failure occurring after Holder's issuance of a notice of termination for Good Reason), after a written notice from the Company is delivered to Holder describing Holder's neglect or failure to perform and Holder is afforded a period of at least thirty (30) days to correct the neglect or failure to perform and fails to do so within such period; or (E) Holder's gross misconduct affecting or material violation of any duty of loyalty to the Company (or any Parent or Subsidiary or any successor thereof).

(ii)    “Good Reason” shall mean, without Holder's express written consent, the occurrence of any of the following circumstances: (A) a material diminution in Holder's authority, duties or responsibilities with the Company (or any Parent or Subsidiary or any successor thereof), including, without limitation, the continuous assignment to Holder of any duties materially inconsistent with Holder's position with the Company (or any Parent or Subsidiary or any successor thereof), or a material negative change in the nature or status of Holder's responsibilities or the conditions of Holder's employment with the Company (or any Parent or Subsidiary or any successor thereof); (B) a material diminution in Holder's annualized cash and benefits compensation opportunity, which shall include Holder's base compensation, Holder's annual target bonus opportunity and Holder's aggregate employee benefits, as in effect on the Grant Date as the same may be increased from time to time thereafter; (C) a material change in the geographic location at which Holder must perform his or her duties (and the Company and Holder agree that any involuntary relocation of the Company's offices (or the offices of any Parent or Subsidiary or any successor thereof) at which Holder is principally employed to a location more than sixty (60) miles from such location would constitute a material change); or (D) a material breach by the Company (or any Parent or Subsidiary or any successor thereof) of its obligations to Holder under a written severance agreement that expressly provides that Holder's resignation of employment with the Company (or any Parent or Subsidiary thereof) following a material breach of such written severance agreement constitutes a resignation of employment for “Good Reason” thereunder.
Holder's right to terminate employment with the Company (or any Parent or Subsidiary or any successor thereof) pursuant to this subparagraph shall not be affected by Holder's incapacity due to physical or mental illness. Holder's continued employment with the Company (or any Parent or Subsidiary or any successor thereof) shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.
Holder must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without Holder's written consent within ninety (90) days of the initial occurrence of such event or condition. The Company (or any Parent or Subsidiary or any successor thereof) shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event or condition from Holder. Holder must resign for Good Reason within one (1) year following the initial existence of the event or condition constituting Good Reason.
(c)    Condition to Vesting and Distribution of Units. The vesting and distribution of Units pursuant to subparagraph 2(a) shall be conditioned on Holder's delivery to the Company, within the time period set forth in the General Release, of an executed General Release substantially in the form attached as Exhibit C to the Grant Notice (which General Release shall be subject to revision from time-to-time by the Company due to, among other things, changing legal and regulatory requirements) and Holder's non-revocation of such General Release during the time period for such revocation set forth therein.

EXHIBIT C
TO DEFERRED STOCK UNIT AWARD GRANT NOTICE
FORM OF GENERAL RELEASE
1.    General Release of Claims. In consideration of certain rights to accelerated vesting of deferred stock units granted to the undersigned (“Holder”) by Leap Wireless International, Inc. (the “Company”) pursuant to the Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “Plan”), Holder does hereby for himself or herself and his or her spouse, beneficiaries, heirs, successors and assigns, release, acquit and forever discharge the Company and Cricket Communications, Inc. (collectively, the “Companies”) and their respective stockholders, officers, directors, managers, employees, representatives, related entities, successors and assigns, and all persons acting by, through or in concert with them (collectively, the “Releasees”) of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, except for criminal activity, known or unknown, which Holder may have against the Releasees based on any actions or events which occurred prior to the date of this General Release, including, but not limited to, those related to, or arising from, Holder's employment with the Companies, or the termination thereof, any claims under Title VII of the Civil Rights Act of 1964, the Federal Age Discrimination and Employment Act and the California Fair Employment and Housing Act (collectively, “Claims”). This General Release shall not, however, constitute a waiver of any of Holder's vested rights under any outstanding award granted to Holder pursuant to the Plan or under the terms of any employee benefit plan of the Companies in which Holder is a participant.
2.    Release of Unknown Claims. In addition, Holder expressly waives all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
3.    Older Worker's Benefit Protection Act. Holder agrees and expressly acknowledges that this General Release includes a waiver and release of all claims which Holder has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this General Release:
(a)    That this General Release is written in a manner calculated to be understood by Holder.
(b)    The waiver and release of claims under the ADEA contained in this General Release do not cover rights or claims that may arise after the date on which Holder signs this General Release.
(c)    The rights to accelerated vesting of the deferred stock units and the right to receive shares of the Company's common stock and/or cash, as applicable upon settlement of such units provide for consideration in addition to anything of value to which Holder is already entitled.
(d)    Holder is advised to consult an attorney before signing this General Release.
(e)    Holder is afforded twenty-one (21) days (or, in the event that Holder is terminated in connection with an exit incentive or other employment termination program, forty-five (45) days) after Holder is provided with this General Release to decide whether or not to sign this General Release. If Holder executes this General Release prior to the expiration of such period, Holder does so voluntarily and after having had the opportunity to consult with an attorney.
(f)    In the event that any termination of Holder's employment is in connection with an exit incentive or other employment termination program, Holder is provided with written information, calculated to be understood by the average individual eligible to participate, as to:

(i)    any class, unit, or group of individuals covered by such program, any eligibility factors for such program, and any time limits applicable to such programs; and
(ii)    the job titles and ages of all individuals eligible or selected for the program, and the ages of all individuals in the same job classification or organizational unit who are not eligible or not selected for the program.
(g)    Holder will have the right to revoke this General Release within seven (7) days of signing this General Release. In the event this General Release is revoked, this General Release will be null and void in its entirety, and Holder will not receive the benefits described in Paragraph 1 above.
(h)    If Holder wishes to revoke the General Release, Holder shall deliver written notice stating his or her intent to revoke this General Release to the Company's Corporate Secretary on or before the seventh (7th) day after the date hereof.
4.    No Assignment of Claims. Holder represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which Holder may have against the Releasees, or any of them, and Holder agrees to indemnify and hold the Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer from such party.
5.    No Suits or Actions. Holder agrees that if he or she hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Releasees any of the Claims released hereunder, then he or she will pay to the Releasees against whom such suit or Claim is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Releasees in defending or otherwise responding to said suit or Claim.
6.    No Admission. Holder further understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.
HOLDER

_____________________________________
Date:_________________________________